                                                             EXHIBIT 10.42





                                 RULES OF THE

                 CASTLE TRANSMISSION SERVICES (HOLDINGS) LTD.

                               BONUS SHARE PLAN













                               KPMG Tax Advisers
                                 1 Puddle Dock
                                London EC4V 3PD
                                 Ref: CAS3.DOC

           RULES OF THE CASTLE TRANSMISSION SERVICES (HOLDINGS) LTD.
                               BONUS SHARE PLAN

 1   DEFINITIONS

1.1 In these Rules the following words and expressions shall have, where the context so admits, the following meanings:

     "Act"                --    the Income and Corporation Taxes Act 1988;

     "Adoption Date"      --    the date on which the Plan is adopted by the Board and the Trustees;

     "Auditors"           --    the auditors for the time being of the Company (acting as experts and not as arbitrators);

     "Award"              --    an award under the Plan which comprises an Option and/or a Bonus;

     "Award Letter"       --    the letter informing the Participant of the potential Award he may receive pursuant to Rule 2A of the Plan in substantially the form set out in Appendix I as may be amended by the Board and
                                Trustees from time to time;

     "Board"              --    the board of directors of the Company or the Committee at which a quorum is present;

     "Bonus"                    the cash sum payable determined in accordance with Rules 2A.3 or 2B.3;

     "Committee"                a duly constituted committee of the Board;

     "Company"            --    Castle Transmission Services (Holdings) Ltd. registered
                                in England no. 3242381 or save for Rules 2, 3, 4
                                and 9.2 such company as shall be at any time the
                                Acquiring Company as defined in Rule 6.5;

     "Control"            --    has the same meaning as in section 416 or section 840 of
                                the Act;

     "Date of Grant"      --    the date on which an Option is, was or is to be
                                granted to an Eligible Employee under the Scheme,
                                pursuant to Rule 4.1, 4.2 or 4.6;

     "Eligible Employee"  --    any director or employee of any Group Company;

     "Financial Year"     --    an accounting reference period of the Company;




     "Group"              --    the Company and its Subsidiaries and the expression "member of the Group" shall be construed accordingly;

     "Group Employee"     --    any director or employee of any  member of the Group;

     "Letter of Grant"    --    the letter informing the Option Holder of the grant of an Option to him in substantially the form set out in Appendix II as may be amended by the Board and the Trustees from time to time;

     "Merger"             --    the acquisition of Control of the Company by Castle Tower Holding Corporation (a Delaware
                                corporation) or a company under the Control of or having Control of that company;

     "New Option"         --    an option over shares in the Acquiring Company (as defined in Rule 6.5) granted in consideration for the release of a Subsisting Option;

     "Operating Profit"   --    the operating profit of the Group before account is taken of any interest charges/income, tax, depreciation and amortisation as determined by the Board;

     "Option"             --    a right to acquire Units granted or to be granted pursuant to Rules 4.1, 4.2 or 4.6;

     "Option Certificate" --    an option certificate in substantially the form set out in Appendix III as may be amended by the
                                Board and the Trustees from time to time provided that it shall specify the Date of Grant and the number of Units over which the Option has been granted;

     "Option Holder"      --    a person who has been granted an Option or (where the context admits) his legal personal representative(s);

     "Participant"        --    an Eligible Employee who has been selected by the Board and the Trustees to participate in the Plan in respect of a Financial Year;

     "Performance"        --    the actual Operating Profit of the Group for a Financial Year expressed as a percentage of the budgeted figure set by the Board for that Financial Year, or where a different measure of budgeted performance is considered by the Board to be appropriate the extent to which the Board judge that budgeted performance to be satisfied;

     "Plan"               --    this Castle Transmission Services (Holdings) Ltd. Bonus Share Plan constituted and governed by the
                                Rules;



     "Plan Price"         --    the price per Unit to be applied when calculating the number of Units in respect of which an Option is granted;

     "Preference Form     --    the form to be sent to the Potential Participants by the Board for completion as to the extent the
                                Potential Participants would prefer to receive any Award in respect of the relevant Financial Year in cash in substantially the form set out in Appendix IV (2A) and (2B) as appropriate as may be amended by the Board and the Trustees from time to time;

     "Recognised Exchange" --   a recognised stock exchange within the meaning of section 841 of the Act or a recognised investment exchange within the meaning of the Financial Services Act 1996;

     "the Rules"           --   the rules of the Plan as may be amended from time to time;

     "Subsidiary"          --   a company which is under the Control of the Company and which is a subsidiary of the Company within the meaning of section 736 of the Companies Act 1985;

     "Subsisting Option"   --   an Option which has been granted and which has not lapsed, been surrendered, renounced or exercised in full;

     "Trust"               --   The Castle Transmission Services (Holdings) Employee Benefit Trust;

     "Trustees"            --   the original trustees or other trustees for the time being of the Trust;

     "Unit"                --   subject to Rule 7, a stapled shareholding comprising one ordinary share of 1p and nine hundred and ninety-nine redeemable preference shares of 1p each in the capital of the Company or, where a New
                                Option has been granted or is to be granted pursuant to Rule 4.6 a share in the capital of the
                                Acquiring Company.


1.2  In this Plan, except insofar as the context otherwise requires:

     (i)    words denoting the singular shall include the plural and vice versa;

     (ii) words importing a gender shall include every gender and references to a person shall include bodies corporate and unincorporated and vice versa;

     (iii) reference to any enactment shall be construed as a reference to that enactment as from time to time amended, modified, extended or re-enacted and shall include any orders, regulations, instruments or other sub-ordinate legislation made under the relevant enactment; and

     (iv) heading and captions are provided for reference only and shall not be considered as part of the Plan.

2.    PARTICIPATION

2.1 Rules 2A and 2B set out the basis upon which Eligible Employees may participate in the Plan and the basis upon which cash by the payment of a Bonus and/or Units by the grant of Options may be awarded to them.

2.2 On each occasion prior to considering which Eligible Employees should be considered for participation in the Plan, the Board shall determine the relevant Plan Price for that participation.

2A PARTICIPATION WHERE THE POTENTIAL AWARD TO BE RECEIVED BY THE PARTICIPANT IS SPECIFIED TO BE DEPENDENT UPON PERFORMANCE FOR A FINANCIAL YEAR WHICH HAS ENDED.

2A.1 At the beginning of the Financial Year or as soon as reasonably practicable thereafter the Board determine which Eligible Employees should be considered for participation in the Plan for that year ("the Potential Participants"), and will inform the Potential Participants that they are being considered for selection for the Plan and ask them to state their preference on a Preference Form as to the extent to which they would prefer to receive any Award in respect of that Financial Year in cash, provided always that no Participant may elect to nor receive more than the percentage, if any, specified in his Preference Form of his Award in cash.

2A.2 Following receipt of the completed Preference Forms from the Potential Participants, the Board and the Trustees will determine which, if any, Potential Participants are to participate in the Plan for that year.

2A.3 The Board and the Trustees will then determine, at their absolute discretion, the potential Award that may be received by each Participant, dependent upon Performance, in cash by the payment of a Bonus and/or in Units by the grant of Options taking into account any preference received from the Potential Participants concerning the extent to which the Potential Participant would prefer to receive cash, subject to the limitation, if any, specified as to the percentage of the Award receivable by the Participant in cash set out at Rule 2A.1 above.

2A.4 The Board will issue an Award Letter to each Participant within 28 days of the Board and the Trustees making their determination under Rule 2A.3 above. The Award Letter will set out both the amount of Bonus and the number of Units over which an Option is to be granted for any given level of Performance for the relevant Financial Year.

2B PARTICIPATION WHERE THE POTENTIAL AWARD TO BE RECEIVED BY THE PARTICIPANT IS SPECIFIED TO BE CONDITIONAL UPON PERFORMANCE FOR A FINANCIAL YEAR WHICH HAS ENDED.

2B.1 At any time or times the Board shall determine which Eligible Employees should be considered for participation in the Plan based either on their personal contribution or Performance for a Financial Year that has already ended ("the Potential Participants"). The Potential Participants will be informed that they are being considered for selection for the Plan and will be asked to state their preference on a Preference Form as to the extent to which they would prefer to receive any Award in respect of that Financial Year in cash, provided always that no Participant may elect to nor receive more than the percentage, if any, specified in his Preference Form of his Award in cash.

2B.2 Following receipt of the completed Preference Forms from the Potential Participants, the Board and the Trustees will determine which, if any, Potential Participants are to participate in the Plan for that year ("the Participants").

2B.3 The Board and the Trustees will then determine, at their absolute discretion, the Award that may be received by each Participant in cash by the payment of a Bonus and/or in Units by the grant of Options taking into account any preference received from the Potential Participant concerning the extent to which the Potential Participant would prefer to receive cash, subject to the limitation, if any, specified as to the percentage of the Award receivable by the Participant in cash set out at Rule 2B.1 above.


3     ACQUISITION OF SHARES

3.1 As soon as reasonably practicable after Performance for a Financial Year has been determined, the Board and the Trustees will consider whether the Award to be received by a Participant should be increased in an appropriate manner to take account of any increase in the Participant's basic salary since the date of preparation of the relevant Preference Form.

3.2 Once the Board and the Trustees have given consideration to the matter referred to in Rule 3.1, the Trustees shall determine the number of Units over which Options are to be granted and hence the number of underlying shares.

3.3 Provided the Trustees have sufficient funds in the Trust they shall, unless the Board have instructed otherwise, subscribe for the aggregate number of underlying shares determined at Rule 3.2 at such price per Unit and hence per underlying share as the Board shall determine is appropriate in the circumstances.


4.    GRANT OF OPTIONS AND PAYMENT OF BONUS

4.1 As soon as reasonably practicable after Performance for a Financial Year has been determined and the Board and Trustees have given consideration to the matter referred to in Rule 3.1, the Company shall pay or procure the payment by the relevant employing company of a Bonus (subject to whatever deductions are required under Rule 4.5 below) to and the Trustees shall grant Options to all Participants who remain Eligible Employees.

4.2 If the Board and the Trustees have determined that, notwithstanding Performance for a Financial Year, each Participant defined in 2A.2 is to receive an Award then as soon as reasonably practicable thereafter the Company shall pay or procure the payment of a Bonus (subject to whatever deductions are required under Rule 4.5 below) to and the Trustees shall grant Options to each Participant so defined who remains an Eligible Employee in accordance with their determination.

4.3 No Option may be transferred, assigned or charged and any purported transfer, assignment or charge shall be void ab initio. Each Option Certificate shall carry a statement to this effect. For the avoidance of doubt, this Rule shall not prevent the Option of a deceased Option holder being exercised by his personal representative(s) within the terms of these Rules.

4.4 Options shall be granted by deed and shall be evidenced by the issue of a Letter of Grant to Participants together with an Option Certificate as soon as practicable after the Date of Grant.

4.5 The Company shall make or shall procure that such deductions (on account of tax or similar liabilities) are made from the payment of any Bonus under Rule 4.1 or Rule 4.2 as may be required by law.

4.6 Where the circumstances noted in Rule 6.5 apply New Options may be granted in consideration for the release of options previously granted under the Scheme. Such New Options are deemed to be equivalent to the old Options and to have been granted within the terms of this Scheme.

5.    EXERCISE OF OPTIONS

5.1 Subject to Rule 8 below any Subsisting Option may be exercised in whole or in part by the Option Holder or, if deceased, by his personal representatives in whole or in part at any time following the Date of Grant.

5.2   An Option shall lapse on the earliest of the following events:

     (i)    the seventh anniversary of the Date of Grant;

     (ii)   the first anniversary of the Option Holder's death;

     (iii) where an Option Holder ceases to be a Group Employee other than by reason of death, six months following such cessation;

     (iv) the end of the periods of exercisability determined in accordance with Rule 6;

     (v) where the Option Holder is offered a New Option in consideration for the release of an Option pursuant to Rule 6.5 at the end of the period in which that company's offer may be accepted;

     (vi)   the Option Holder being adjudicated bankrupt;

     (vii)  the surrender of the Option by the Option Holder.


6.   TAKE-OVERS, RECONSTRUCTIONS AND LIQUIDATIONS

6.1 If in circumstances other than a Merger any person not being a company under the same Control as the Company obtains Control of the Company as a result of making a general offer to acquire the whole of the issued share capital of the Company (other than that which is already owned by him) which is unconditional or which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company then the Board shall notify all Option Holders as soon as is practicable of the offer in accordance with Rule 9.4 and any Subsisting Option shall lapse six months from the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

6.2 If in circumstances other than a Merger any person not being a company under the same Control as the Company obtains Control of the Company other than as a result of the events specified in Rules 6.1 then the Board shall notify all Option Holders as soon as practicable after the change of Control in accordance with Rule 9.4 and any Subsisting Option shall lapse six months from the time when the person obtains Control of the Company.

6.3 If in circumstances other than a Merger under Section 425 of the Companies Act 1985 the Court sanctions a compromise or arrangement which affects the shares comprised within Units then the Board shall notify all Option Holders as soon as practicable after such compromise or arrangement is sanctioned in accordance with Rule 9.4 and any Subsisting Option shall lapse six months from the time the Court sanctions such compromise or arrangement.

6.4 If in circumstances other than a Merger any person becomes bound or entitled to acquire shares comprised within Units in the Company under sections 428 to 430 of the Companies Act 1985 any Subsisting Option shall remain exercisable at any time when that person remains so bound or entitled.

6.5 If as a result of the occurrence of one or more of the events specified in Rules 6.1, 6.2, 6.3 or 6.4 or as a result of a Merger a company whether or not under the same Control as the Company has obtained Control of the Company the Option Holder may, if the other company (the Acquiring Company) so agrees, release any Subsisting Option he holds in consideration for the grant of a New Option.

     A New Option issued in consideration of the release of an Option shall be evidenced by an Option Certificate which shall import the relevant provisions of these Rules.

     A New Option shall, for all other purposes of this Plan, be treated as having been acquired at the same time as the corresponding released Option.

6.6 If notice is duly given of a general meeting at which a resolution will be proposed for the voluntary winding-up of the Company, an Option shall be exercisable in whole or in part (but so that any exercise hereunder shall be conditional upon such resolution being passed) at any time thereafter until the resolution is duly passed or defeated or the general meeting is concluded or adjourned, whichever shall first occur. If such resolution is passed an Option shall to the extent unexercised thereupon lapse.

6.7 The date of lapse under Rule 5.2(iv) and (v) depends on whichever of the pre-conditions of Rules 6.1, 6.2, 6.3, 6.4, or 6.5 are first achieved. The subsequent achievement of any other pre-conditions will not cause a date of lapse to arise.

6.8 For the purpose of this Rule 6 a person shall be deemed to have obtained Control of a Company if he and others acting in concert with him have together obtained Control of it.

6.9 The exercise of an Option pursuant to the preceding provisions of this Rule 6 shall be subject to the provisions of Rule 8.

6.10 A New Option shall not be exercisable by virtue of the event pursuant to which it was granted.


7.   VARIATION OF SHARE CAPITAL

7.1 In the event of any variation of the share capital of the Company, including, but without prejudice to the generality of the preceding words, any capitalisation or rights issue or any consolidation, sub-division, redemption or reduction of capital the definition of Unit and hence the class of shares comprising an Option and the number of shares subject to any Option may be adjusted by the Trustees in such manner as the Auditors confirm in writing to be, in their opinion, fair and reasonable. Where any preference shares of the same class as are comprised within a Unit are redeemed, the nature of the adjustment required to an Option and the cash sum, if any, payable to an Option Holder (to reflect the redemption of the appropriate proportion of the total shares comprised within each Unit) shall be determined by reference to the extent, if any, to which the Trustees apply the redemption proceeds they receive in the subscription for shares in the Company or such company as may acquire Control of the Company in consequence of any opportunity made available to the Trustees at the time of the redemption.

     Such variation shall be deemed to be effective from the record date at which the respective variation applied to other shares of the same class as the shares comprised within the Units. Any Options exercised within that period shall be treated as exercised with the benefit of the variation confirmed by the Auditors.

7.2 The Trustees shall take such steps as it considers necessary to notifyH Option Holders of any adjustment made under Rule 7.1 and may call in, cancel, endorse, issue or reissue any Option Certificate consequent upon such adjustment. Any cash sum payable to an Option Holder as a result of a redemption of shares determined pursuant to Rule 7.1 shall be payable by the Trustees as soon as practicable after the redemption.


8.   MANNER OF EXERCISE OF OPTIONS

8.1 An Option may be exercised in whole or in part by the Option Holder giving notice in writing to the Trustees detailing the number of Units in respect of which he wishes to exercise the Option accompanied by the relevant Option Certificate, and a payment of (Pounds)1 and shall be effective on the date of its receipt by the Trustees.

8.2 Subject to Rule 8.6, the shares comprised within the Units specified in the notice of exercise given in accordance with Rule 8.1 shall be transferred to the Option Holder (or to a person nominated by the Option Holder) within 30 days of the date of exercise and the Trustees shall arrange for the delivery of evidence of title in respect thereof. Save for any rights determined by reference to a record date preceding the date of transfer, such shares shall rank pari passu with the other shares of the same class then in issue.

8.3 When an Option is exercised in part, the balance shall remain exercisable on the same terms as originally applied to the Option and a new Option Certificate in respect of the balance shall be issued by the Trustees as soon as possible after the partial exercise.

8.4 Where shares comprised within a Unit in respect of which an Option has been granted are or become listed on any Recognised Exchange, the Company shall apply for shares in respect of which an Option has been exercised to be so listed, if they were not so listed already.

8.5 Where shares comprised within a Unit are listed on any Recognised Exchange then no Option may be exercised in contravention of the terms of such securities transactions rules of the Recognised Exchange as may from time to time be in force.

8.6 If an Option is exercised and the Option Holder is liable to tax, duties or other amounts on such exercise and his employer or former employer being a member of the Group is liable to make a payment to the appropriate authorities on account of that liability the Option Holder shall make a payment to his employer or former employer equal to the amount which the employer or former employer is required to pay to the appropriate authorities. No shares comprised within a Unit shall be transferred to the Option Holder until the employer or former employer has received payment from the Option Holder. This rule 8.6 shall not apply if the Option Holder makes alternative arrangements to the satisfaction of his employer or former employer and the Trustees are informed by the employer or former employer that the arrangements are satisfactory.

9.   ADMINISTRATION AND AMENDMENT

9.1 The Plan shall be administered by the Board whose decision on all disputes shall be final save where the Rules require the concurrence of the Auditors.

9.2 The approval of the Board and the Trustees is required to amend these Rules provided that no amendment may materially affect an Option Holder as regards an Option granted prior to the amendment being made.

9.3 The cost of establishing and operating the Plan shall be borne by any companies in the Group in such proportions as the Board shall determine.

9.4 Any notice or other communication under or in connection with the Plan may be given by the Board or the Trustees either personally or by post, and to the Board or the Trustees either personally or by post to the Secretary of the Board; items sent by post shall be pre-paid and shall be deemed to have been received 72 hours after posting.

9.5 The Trustees shall at all times keep available sufficient shares to satisfy the exercise to the full extent of all Subsisting Options, taking account of any other obligations of the Trust to transfer shares, provided that if an Option ceases to be exercisable under these Rules or where an agreement is reached to grant a New Option in accordance with Rule 6.5, the Trustees shall be free to deal with the shares comprised within Units which were subject to Option as they see fit, subject to the trust deed.

10.  MISCELLANEOUS

10.1 The rights and obligations of any individual under the of his office or employment with any Group Company shall not be affected by his participation in the Scheme or any right which he may have to participate therein, and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any Option under the Scheme as a result of such termination.